Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

This MEMORANDUM OF UNDERSTANDING (“Memorandum”) is made and entered into as of June 28, 2010 by and between Hyundai Heavy Industries Co., Ltd. (“HHI”) and Raser Technologies, Inc. (“Raser”). HHI and Raser are sometimes individually referred to herein as a “Party” and together as “Parties”.

WHEREAS, Raser is a publicly-traded technology licensing and development company operating in two business segments. Raser’s Transportation and Industrial Technology segment focuses on electric vehicle (“EV”) technology and developing a plug-in hybrid EV (“PHEV”) truck for use in large vehicle fleets; and

WHEREAS, Raser’s Power Systems segment is seeking to develop renewable energy power plants, including geothermal, wind and solar facilities, in multi-use facilities; and

WHEREAS, HHI is engaged in developing EV vehicles and the manufacture of AC induction motors, AC induction generators, power electronic drives and other products for EV application, as well as photovoltaic solar panels, wind turbine systems, transformers, and other equipment components for renewable energy development; and

WHEREAS, the Parties have been in discussion on a broad-based cooperative effort and business strategy consisting of a “Zero Emissions Blended Renewable Advantage” (“ZEBRA”) concept for renewable energy development, as well as the manufacture of EV trucks and other large vehicles with a focus on fleet sales initially; and

WHEREAS, the Parties desire to memorialize these discussions and establish the parameters for future negotiations of a definitive relationship by entering into this non-binding Memorandum of Understanding;

NOW, THEREFORE, the Parties hereby agree as follows:

1. Joint Task Force; Validity & Termination

1.1 Effective Date. This Memorandum shall become effective on the date the last Party signs this Memorandum.

1.2 Termination. This Memorandum shall automatically terminate on December 31, 2010, if for any reason the Parties fail to enter into binding agreements that definitively defines each of the Parties’ relative rights, duties, and obligations by that date. Either Party may terminate this Memorandum prior to the execution of binding definitive agreement for any reason upon 30 days written notice to the other Party.

1.3 Costs. Each Party shall bear any and all costs and expenses incurred by each Party in connection with this Memorandum.

1.4 Joint Task Force. The Parties have organized a Joint Task Force, and the Joint Task Force will work jointly during the term of this Memorandum at HHI’s offices in Ulsan and/or at Raser’s office in Provo, Utah, in order to determine the matters described below.

2. ZEBRA Joint Development Program

2.1 Purpose. It is the intention of the Parties to work collaboratively to develop ZEBRA projects with a goal of having up to 11,000 MW of projects under development over the next 10 years.

2.2 Initial Steps and Goals of Development. The Parties’ initial goals for their joint development program for ZEBRA projects are expected to be as follows:

2.2.1 The Parties expect to develop a solar project in Utah adjacent to Raser’s Thermo geothermal power plant as their initial development (the “Initial Solar Project”).

2.2.2 The Initial Solar Project will be developed with a goal of being placed in service in December of 2010.

2.2.3 The Joint Task Force shall develop the following:

•	Feasibility Study

•	Project Scope

•	Project Milestones

•	Project Cost

•	Work Scope of Raser and HHI

•	Establishment of Business Plan for Next Steps

•	Other agreed items

3. EV Joint Development Program

3.1 Purpose. It is the intention of the Parties to work collaboratively to develop an EV manufacturing structure, marketing platform and sales strategy with the goal of becoming a global leader in PHEV manufacturing and sales of trucks, sport utility vehicles and other large vehicles.

3.2 Initial Steps and Goals of Development. The Parties’ initial goals are expected to be as follows:

3.2.1 Develop three EV Trucks in the initial phase;

3.2.2 Two of the EVs will be delivered to Pacific Gas & Electric (“PG&E”) for use as demonstration vehicles, with one of these expected to be available for Raser’s use in demonstration events; and

3.2.3 One of the EVs will be used as a demonstration vehicle for fleet customer development, for expositions and trade shows and other marketing events.

3.2.4 The Joint Task Force shall develop the following:

•	Project Scope (including development method)

•	Project Milestones (including number of vehicles)

•	Optimal Project Cost

•	Work Scope of Raser and HHI

•	Establishment of Business Plan for Next Steps

•	Other agreed items

4. Use of Intellectual property Rights

Each party shall retain sole ownership of any intellectual property made available in connection with the ZEBRA and EV joint development programs and neither Party shall, directly, or indirectly, circumvent, reverse engineer or otherwise violate, misappropriate or infringe the Intellectual Property of the other Party.

The Parties have executed this Memorandum of Understanding this 28th day of June, 2010.

HYUNDAI HEAVY INDUSTRIES CO., LTD.

By:	/s/ K.S. Min
Name:	K. S. Min
Title:	Chairman

Date: June 28, 2010

RASER TECHNOLOGIES, INC.

By:	/s/ Kraig Higginson
Name:	Kraig Higginson
Title:	Chairman

Date: June 28, 2010

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